Exhibit 99.1

                           JOINT FILING AGREEMENT

     In accordance with Rule 13d-1(k)(1)(iii) of Regulation 13D-G of the Securities Exchange Act of 1934, as amended, the undersigned hereby agree to the joint filing on behalf of each of them of a statement on Schedule 13D with respect to the Common Stock, no par value, of AutoBond Acceptance Corporation, and that this Agreement be included as an Exhibit to such joint filing. This Agreement may be executed in any number of counterparts all of which taken together shall constitute one and the same instrument. IN WITNESS WHEREOF, the undersigned hereby execute this Agreement this 19th day of June, 1998.


                               DYNEX HOLDING, INC.


Dated:  June 19, 1998      By: s/ Stephen J. Benedetti
                               Stephen J. Benedetti
                               Vice President and Treasurer


                               DYNEX CAPITAL, INC.


Dated:  June 19, 1998      By: s/ Stephen J. Benedetti
                               Vice President and Treasurer